Exhibit 99.1


Monday November 6, 2006
FOR IMMEDIATE RELEASE



   New Frontier Energy, Inc. Announces Entering into an Agreement to Acquire
              Additional Working Interest in the Slater Dome Field

DENVER, CO - New Frontier Energy, Inc. (NFEI - OTCBB), a natural resource exploration and production company, engaged in the exploration, acquisition and development of oil and gas properties in the United States, today announced that it has entered into a purchase and sale agreement with the operator of the Slate Dome Field to acquire their 36.66667% working interest in eleven gas wells together with their porporinate share of 32,000 acres in the Field located in Northwest Colorado and Southwest Wyoming for $8,000,000. The properties are entirely within NFEI's existing leasehold at the Slater Dome field. In the transaction, NFEI will acquire an estimated proved reserves of 8,214,000 MCF of natural gas, according to Questa Engineering Corporation, an independent reservoir engineering firm. After the transaction is completed NFEI will own a 66.66667% working interest in the field. Six wells are producing from the Mesa Verde coal sections, three are shut-in awaiting further development work to enhance the dewatering process, one is awaiting completion work and one is shut-in awaiting connection to the gathering line.

Paul G. Laird, New Frontier's President and CEO commented, "We are excited about increasing our ownership in the field which has been main focus of our development efforts for the last three years. Acquiring operations will allow NFEI to control costs and bring the field to profitability more quickly. We anticipate closing the transaction by the end of November 2006. We plan on drilling additional wells to further develop the field in 2007."


About New Frontier Energy, Inc.

New Frontier Energy, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil and the acquisition of natural gas and oil properties. We have an interest in three principal properties, the Slater Dome Prospect, located in northwest Colorado and south central Wyoming (the "Slater Dome Prospect"), the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect") and the Nucla Prospect, located in western Colorado (the "Nucla Prospect"). The company's current and primary focus is on the development and expansion of the Slater Dome and the Flattops Prospects. Both are coal bed methane projects located in the Sand Wash Basin in northwest Colorado and southwest Wyoming--the southern end of the "Atlantic Rim". The Company owns a majority of the limited partnership interests in the 18-mile gas gathering line that delivers gas from the Slater Dome and Flattops prospects to a transportation hub. New Frontier Energy also holds 28 different leasehold interests in approximately 38,000 gross acres in its Nucla Prospect located in southwest Colorado. The company's common stock is listed on the over the counter bulletin board under the symbol "NFEI". Additional information about New Frontier Energy, Inc. can be found at the Company's website www.nfeinc.com.




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For further information contact:

Paul G. Laird, President/CEO
Phone: 303-730-9994

Beverly L. Jedynak, Investor Relations
Martin E. Janis & Company, Inc.
312-943-1100 ext. 12

Forward-looking Statements


The statements contained in this press release which are not historical fact are forward looking statements that involve certain risks and uncertainties including, but not limited to, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.